Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S‑3, of our report dated March 17, 2014, except for Note 2, as to which the date is June 3, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Vista Gold Corp.’s Current Report on Form 8‑K  dated June 4, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, CO
July 10, 2014